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                                                                    EXHIBIT 99.3

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        SUBSCRIPTION RIGHT CERTIFICATES

                                   ISSUED BY

                        AMERICAN MAIZE-PRODUCTS COMPANY

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Subscription Privilege pursuant to the Rights Offering described in the Prospectus dated March 17, 1995 (the "Prospectus") of American Maize-Products Company, a Maine corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Right Certificate(s) evidencing the Rights (the "Subscription Right Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. New York City time on April 10, 1995 (the "Termination Time"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Termination Time. See "The Rights Offering -- Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $40.00 per share for each share of the Company's Class B Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Termination Time even if the Subscription Right Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           The Subscription Agent is:

                              THE BANK OF NEW YORK

           By Mail:                Facsimile Transmission:     By Hand or Overnight Courier:

        P.O. Box 11248                 (212) 815-6213               101 Barclay Street
     Church Street Station          Attention: Tender and        Receive & Deliver Window
 New York, New York 10286-1248       Exchange Department         New York, New York 10286
     Attention: Tender and                                         Attention: Tender and
      Exchange Department                                           Exchange Department

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Gentlemen:

     The undersigned hereby represents that he or she is the holder of a
Subscription Right Certificate(s) representing      Rights and that such
Subscription Right Certificate(s) cannot be delivered to the Subscription Agent at or before the Termination Time. Upon the terms and subject to the condition set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Subscription Privilege to subscribe for one share of Class B Common Stock per Right with respect to each
of      Rights represented by such Subscription Right Certificate. The undersigned understands that payment of the Subscription Price of $40.00 per share for each share of Class B Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before the Termination Time and represents that such payment, in the aggregate amount
of $          , either (check appropriate box):

/ / is delivered herewith

       or

/ / was delivered separately;

in the manner set forth below (check appropriate box and complete information relating thereto):

/ / wire transfer of funds

  -- name of transferor institution
- ----------------

  -- date of transfer
- -------------------------------

  -- confirmation number (if available)
- ---------

/ / uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Termination Time to ensure that such payment clears by such time.)

/ / certified check

/ / bank draft (cashier's check)

/ / money order

  -- name of maker
- -------------------------------

  -- date and number of check, draft or money order number

      ------------------------------------------------------
      (date)                                        (number)

  -- bank on which check is drawn or issuer of
      money order
      ---------------------------------------

Signature(s)
- ---------------------------------------

Address
- --------------------------------------------

Name(s)
- -------------------------------------------

Please Type or Print Area Code
and Tel. No(s).
- ------------------------------------

Subscription Right Certificate
No(s). (if available)
- -------------------------------
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                             GUARANTEE OF DELIVERY

    (NOT TO BE USED FOR SUBSCRIPTION RIGHT CERTIFICATE SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five business days after the date hereof.

Dated:                                         1995
       ---------------------------------------,

- ------------------------------------------------------
                                 (Name of Firm)

- ------------------------------------------------------
                                   (Address)

- ------------------------------------------------------
                        (Area Code and Telephone Number)

- ------------------------------------------------------
                             (Authorized Signature)

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Right Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.